EXHIBIT 10.32

FIRST AMENDMENT

           FIRST AMENDMENT, dated as of March 5, 2004 (this “Amendment”), under the CREDIT AGREEMENT, dated as of November 18, 1997, as amended and restated as of July 2, 2003 (as in effect on the date immediately prior to the date hereof, the “Credit Agreement”), among BALLY TOTAL FITNESS HOLDING CORPORATION, a Delaware corporation (the “Borrower”), the lenders parties thereto (the “Lenders”), JPMORGAN CHASE BANK, as agent for the Lenders (the “Agent”), DEUTSCHE BANK TRUST COMPANY AMERICAS, as Syndication Agent, and LASALLE BANK NATIONAL ASSOCIATION, as Documentation Agent. Terms used herein, but not defined, shall have the respective meanings set forth in the Credit Agreement.

W I T N E S S E T H:

           WHEREAS, the Borrower has requested, and the undersigned Lenders wish to consent to, certain amendments to and waivers of the Credit Agreement;

           NOW, THEREFORE, the parties hereto hereby agree as follows:

           1.     Amendment to Section 1.01 of the Credit Agreement. (a) The definition of “GAAP EBITDA” in Section 1.01 of the Credit Agreement is hereby amended by (a) deleting the word “and” which appears before clause (ix) and substituting therefor a comma and (b) adding the following clause (x) at the end thereof:

    and (x) for any period that includes the Borrower’s fourth fiscal quarter in 2003, up to $10,000,000 of charges related to non-recurring year end audit adjustments.

           2.     Amendment to Article VI of the Credit Agreement. (a) Section 6.12 of the Credit Agreement is hereby amended by deleting such Section 6.12 in its entirety and replacing it with the following:

             6.12   Interest Coverage. At the end of any fiscal quarter of the Borrower, commencing with the period ending December 31, 2003, maintain a ratio of (i) Consolidated Adjusted EBITDA to (ii) Consolidated Interest Expense, for any period of four consecutive fiscal quarters of the Borrower then ended, equal to or greater than the level set forth below opposite such period:

Quarter Ending	Minimum Allowed

December 31, 2003 through	1.75x
September 30, 2006

December 31, 2006 through	2.00x
September 30, 2007

December 31, 2007 through	2.25x
September 30, 2008

December 31, 2008 and	2.50x
thereafter

           (b) Section 6.14 of the Credit Agreement is hereby amended deleting such Section 6.14 in its entirety and replacing it with the following:

             6.14   Total Leverage Ratio. Maintain the Total Leverage Ratio at the end of each fiscal quarter of the Borrower set forth below at a level not to exceed the level set forth opposite such period:

Quarter Ending	Maximum Allowed

December 31, 2003 through	6.50x
December 31, 2004

March 31, 2005 through	6.25x
September 30, 2005

December 31, 2005 through	6.00x
September 30, 2006

December 31, 2006 through	5.50x
September 30, 2007

December 31, 2007 and	4.75x
thereafter

           (c) Section 6.15 of the Credit Agreement is hereby amended by deleting such Section 6.15 in its entirety and replacing it with the following:

             6.15   Senior Secured Leverage Ratio. Maintain the Senior Secured Leverage Ratio at the end of each fiscal quarter of the Borrower set forth below at a level not to exceed the level set forth opposite such period:

Quarter Ending	Maximum Allowed

December 31, 2003 through	2.25x
September 30, 2005

December 31, 2005 through	2.00x
September 30, 2007

December 31, 2007 and	1.75x
thereafter

           3.     Waiver of Section 7.09(c). The Lenders waive the provisions of Section 7.09(c) of the Credit Agreement to the extent necessary in order to permit the Borrower to amend the Receivables Program Documents to (y) suspend the tangible net worth test in such documents through January 1, 2005 or such subsequent dates as agreed to by the Borrower and the Administrative Agent under the Receivables Program Documents, and (z) permit amortization of $5.0 million per month of the Receivables Program Certificates beginning on October 31, 2004.

           4.     Earnings Restatement Waivers. The Borrower has informed the Lenders that it intends to restate its financial statements for its 2002 and prior fiscal years and its interim quarterly reports for 2003 in order to correct its prior accounting for dues to be consistent with its overall accounting change for membership revenues made in connection with this Amendment (the “Earnings Restatement”). The Lenders hereby waive the provisions of Sections 4.02(b), 5.13, 5.21, 6.03(a), 6.03(b), 6.03(d), 6.03(e) and 6.10 of the Credit Agreement for periods prior to the Effective Date to the extent, and only to the extent, that a misrepresentation or Default would occur with respect to such provisions as a result of the Earnings Restatement.

           5.     Conditions to Effectiveness of this Amendment. This Amendment shall become effective as of the date first set forth above (the “Effective Date”) at such time as (i) the Administrative Agent shall have received counterparts of this Amendment duly executed and delivered by a duly authorized officer of each of the Borrower, each Guarantor and the Majority Lenders and (ii) the Administrative Agent shall have received payment of all fees and expenses of the Administrative Agent and the Lenders that are due and payable on or prior to the Effective Date in connection with this Amendment.

           6.     Representations and Warranties. The Borrower represents and warrants to each Lender that as of the Effective Date after giving effect to this Amendment: (a) the representations and warranties made by the Credit Parties in the Credit Documents are true and correct in all material respects on and as of the date hereof (except to the extent that such representations and warranties are expressly stated to relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and (b) no Default or Event of Default shall have occurred and be continuing as of the date hereof.

           7.     Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The execution and delivery of this Amendment by any Lender shall be binding upon each of its successors and assigns and binding in respect of all of its Commitments and Advances, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.

           8.     Continuing Effect; No Other Amendments. Except to the extent the Credit Agreement is expressly amended hereby, all of the terms and provisions of the Credit Agreement and the other Credit Documents are and shall remain in full force and effect. This Amendment shall constitute a Credit Document.

           9.     GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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           IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BALLY TOTAL FITNESS HOLDING CORPORATION

By:

Name:
Title:

JPMORGAN CHASE BANK, individually and
as Administrative Agent

By:

Name:
Title:

Bally Total Fitness Holding Corporation First
Amendment dated as of March 5, 2004 to the
Amended and Restated Credit Agreement

[LENDER]

By:

Name:
Title:

THE FIRST AMENDMENT IS
ACKNOWLEDGED AND AGREED:

BALLY’S FITNESS AND RACQUET CLUBS, INC.
BALLY FITNESS FRANCHISING, INC.
BALLY FRANCHISE RSC, INC.
BALLY FRANCHISING HOLDINGS, INC.
BALLY TOTAL FITNESS CORPORATION
BALLY TOTAL FITNESS HOLDING CORPORATION
BALLY TOTAL FITNESS INTERNATIONAL, INC.
BALLY TOTAL FITNESS OF MISSOURI, INC.
BALLY TOTAL FITNESS OF TOLEDO, INC.
BFIT REHAB OF WEST PALM BEACH, INC.
CONNECTICUT COAST FITNESS CENTERS, INC.
CONNECTICUT VALLEY FITNESS CENTERS, INC.
GREATER PHILLY NO. 1 HOLDING COMPANY
GREATER PHILLY NO. 2 HOLDING COMPANY
HEALTH & TENNIS CORPORATION OF NEW YORK
HOLIDAY HEALTH & FITNESS CENTERS OF NEW YORK, INC.
HOLIDAY HEALTH CLUBS AND FITNESS CENTERS, INC.
HOLIDAY HEALTH CLUBS OF THE SOUTHEAST, INC.
HOLIDAY HEALTH CLUBS OF THE EAST COAST, INC.
HOLIDAY/SOUTHEAST HOLDING CORP.
HOLIDAY SPA HEALTH CLUBS OF CALIFORNIA
HOLIDAY UNIVERSAL, INC.
JACK LALANNE FITNESS CENTERS, INC.
JACK LALANNE HOLDING CORP.
MANHATTAN SPORTS CLUB, INC.
NEW FITNESS HOLDING CO., INC.
NYCON HOLDING CO., INC.
PHYSICAL FITNESS CENTERS OF PHILADELPHIA, INC.
PROVIDENCE FITNESS CENTERS, INC.
RHODE ISLAND HOLDING COMPANY
SCANDINAVIAN HEALTH SPA, INC.
SCANDINAVIAN U.S. SWIM & FITNESS, INC.
TIDELANDS HOLIDAY HEALTH CLUBS, INC.
U.S. HEALTH, INC.
59TH STREET GYM LLC
708 GYM LLC
ACE, LLC

CRUNCH FITNESS INTERNATIONAL, INC.
CRUNCH L.A. LLC
CRUNCH WORLD LLC
FLAMBE LLC
MISSION IMPOSSIBLE, LLC
SOHO HO LLC
SPORTSLIFE GWINNETT, INC.
SPORTSLIFE, INC.
SPORTSLIFE ROSWELL, INC.
SPORTSLIFE STONE MOUNTAIN, INC.
SPORTSLIFE TOWN CENTER II, INC.
WEST VILLAGE GYM AT THE ARCHIVES LLC

By:

Name:
Title:

for each of the Guarantors listed above